Exhibit 99.2

Novelis First Quarter 2012 Earnings Conference Call Philip Martens President and Chief Executive Officer Steve Fisher Senior Vice President and Chief Financial Officer Brighter Ideas with Aluminum August 9, 2011

Forward-Looking Statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of such statements in this presentation are our stated view regarding our ability to generate free cash flow this fiscal year, our target Adjusted EBITDA for fiscal 2011, our projections for aluminum demand, our projected liquidity levels, expected cost savings from plant closures and anticipated increases to our production capacity from our debottlenecking initiatives. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our metal hedging activities, including our internal used beverage cans (UBCs) and smelter hedges; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; changes in the fair value of derivative instruments; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers' industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our principal credit agreement and other financing agreements; the effect of taxes and changes in tax rates; and our indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 are specifically incorporated by reference into this presentation. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures as defined by SEC rules. We think that these measures are helpful to investors in measuring our financial performance and liquidity and comparing our performance to our peers. However, our non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP financial measures. We have included reconciliations of each of these measures to the most directly comparable GAAP measure. In addition, a more detailed description of these non-GAAP financial measures used in this presentation, together with a discussion of the usefulness and purpose of such measures, is included as Exhibit 99.2 to our Current Report on Form 8-K furnished to the SEC with our earnings press release. Safe Harbor Statement

DETAILED FINANCIAL PERFORMANCE NOVELIS STRATEGY QUESTIONS AND ANSWERS FINANCIAL HIGHLIGHTS & OUTLOOK Agenda

FINANCIAL HIGHLIGHTS & OUTLOOK

First Quarter Financial Highlights (Q1FY12 vs. Q1FY11) Record Performance Shipments Up 3% to 767 Kilotonnes Net Sales Up 23% to $3.1 Billion Record Adjusted EBITDA Up 16% to $306 Million Free Cash Flow Before CapEx of ($127) Million Liquidity of $865 Million Net Income of $62 Million

FY12 Targets Adjusted EBITDA $1.15-$1.20B Free Cash Flow before Capex of $600 - $700M Capex of $550 - $600M Primarily for Strategic Investments On Track to Achieve FY12 Targets

DETAILED FINANCIAL PERFORMANCE

(CHART) Shipments & Sales (CHART) Shipments by Region Total Company Sales (Billions) • Shipments (Kt) Continued Strong Global Demand Sales Q1FY11 +4% +2% +4% 0%

(CHART) (CHART) Adjusted EBITDA/Shipments Adjusted Pre-Tax Income* EBITDA, Shipments and Pre-Tax Income Record EBITDA - Up 16% on Shipments Increase of 3% EBITDA & Pre-Tax Income (Millions) • Shipments (Kt) Shipments Adjusted EBITDA * Adjusted Pre-Tax Income excludes restructuring charges, unrealized losses on derivatives, gain/loss on sale of assets.

(Millions) Adjusted EBITDA Trend Driving Consistent & Predictable Results (CHART) Quarterly EBITDA Quarterly TTM

Less Controllable Business Variables Business Variables Business Variables Q1 FY11 Volume Price & Mix Operating Costs SG&A/ Others FX G/L Metal Price Lag FX G/L Remeasurement Q1 FY12 Adjusted EBITDA Q1FY11 vs. Q1FY12 (Millions)

(CHART) (Millions) Free Cash Flow Before CapEx Expect to Generate ~$600-700 Million for FY12 Significant Items Affecting Q1FY12 FCF: Timing of Semi-annual Interest Payment of $106M Working Capital impact of ~$243M primarily due to Higher Aluminum Prices and Increased Inventory Levels FY12 ~600- 700

(CHART) (Millions) Capital Expenditures Focused on Strategic Investments Capex Plan: Capex plan Back-end Weighted Strategic Investments of ~$410-$460M Maintenance Investments of ~$140M FY12 ~550- 600

NOVELIS STRATEGY

Source: Novelis Estimates and March 2011 CRU Long-Term Global Trends in Aluminum Demand Electronics Beverage Can Automotive Long-term (CY10-15) >25% 10-15% 4-5% Strong Long-Term Outlook

Capitalizing on Strong Market Growth and Solidifying Market Leadership Through Expansion Novelis Long-Term Strategy Long-Term Strategic Investments Brazil Mill Expansion Asia Mill Expansion North America Mill Expansion

Pinda, Brazil Mill Expansion On Track for Incremental Capacity of ~220kt by End of CY 2012 Primarily Geared at Incremental Production of Aluminum Can Sheet Halfway Through Expansion // On Time & On Budget

The addition of ~350kt Nearly Doubles Annual Capacity to ~1,000kt by end of CY2013 Incremental Capacity to Support 7.7% Growth in Asia* Strong Expected Growth in Can, Automotive and Electronics over the next 5 years South Korea, Asia Mill Expansion *Source: 5-Yr CAGR, Novelis Estimates, March 2011 CRU Can Automotive Electronics Solidify Leadership Position in Asia

Government Regulation Driving Aluminum Demand Aluminum Content Growth to be Driven by Sheet Starting 2015 Driven by Castings Driven by Sheet Source: Ducker Worldwide and The Aluminum Association, Oct. 2010

North America Strategic Automotive Expansion Additional Capacity of ~200kt Coming Online by mid-2013 at Oswego, NY Plant Plans to Double Global Aluminum Automotive Sheet Capacity in Three Years Cements Novelis' Global Leadership Position in Auto FRP Aluminum Components in Automotive Vehicles Hoods Doors Roof Body Structure Trunk lids Bumper Beams Fenders Body Skin Sheet Aluminum now becoming more widely used in many structural & exterior components

Summary Performance Remains Strong Across our Four Regions On Track to Achieve FY12 Adjusted EBITDA of $1.15- $1.20B Making Headway on Global Investments: Three Large Mill Expansions on Track & Budget Global Recycling Initiatives on Track & Budget

QUESTIONS AND ANSWERS

APPENDIX

Income Statement Reconciliation to Adjusted EBITDA

(in $ m)	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10	FY 10	Q1 FY11	Q2 FY11	Q3 FY11	Q4 FY11	FY11	Q1 FY12
Net Income (loss) Attributable to Our Common Shareholder	**143**	**195**	**68**	**(1)**	**405**	**50**	**62**	**(46)**	**50**	**116**	**62**
- Interest, net	(40)	(41)	(42)	(41)	(164)	(36)	(37)	(42)	(79)	(194)	(73)
- Income tax (provision) benefit	(112)	(87)	(48)	(15)	(262)	(15)	(56)	(33)	21	(83)	(59)
- Depreciation and amortization	(100)	(92)	(93)	(99)	(384)	(103)	(104)	(100)	(97)	(404)	(89)
- Noncontrolling interests	(18)	(19)	(13)	(10)	(60)	(9)	(11)	(11)	(13)	(44)	(15)
EBITDA	**413**	**434**	**264**	**164**	**1,275**	**213**	**270**	**140**	**218**	**841**	**298**
- Unrealized gain (loss) on derivatives	299	254	62	(37)	578	(47)	1	9	(27)	(64)	25
- Realized gain on derivative instruments not included in segment income	-	-	-	-	-	-	-	4	1	5	2
- Loss on early extinguishment of debt	-	-	-	-	-	-	-	(74)	(10)	(84)	-
- Proportional consolidation	(16)	(17)	2	(21)	(52)	(10)	(11)	(10)	(14)	(45)	(13)
- Restructuring charges, net	(3)	(3)	(1)	(7)	(14)	(6)	(9)	(20)	1	(34)	(19)
- Others costs, net	9	1	1	(3)	8	13	(2)	(7)	(13)	(9)	(3)
Adjusted EBITDA	**124**	**199**	**200**	**232**	**755**	**263**	**291**	**238**	**280**	**1,072**	**306**
Other Income (expense) Included in Adjusted EBITDA											
- Metal price lag	(30)	(10)	3	2	(35)	9	19	-	(3)	25	5
- Foreign currency remeasurement	5	13	(6)	4	16	(22)	20	1	9	8	(8)
- Purchase accounting	52	49	42	(2)	141	(3)	(4)	(3)	(3)	(13)	(3)
- Can price ceiling, net	(54)	(54)	(20)	-	(128)	-	-	-	-	-	-

24

NOVELIS

(in $m) FY10 FY10 FY10 FY10 FY10 FY11 FY11 FY11 FY11 FY11 FY12 Q1 Q2 Q3 Q4 Full Year Q1 Q2 Q3 Q4 Full Year Q1 Cash Provided by (used in) Operating Activities 256 195 179 214 844 22 102 94 236 454 (115) Cash Provided by (used in) Investing Activities (233) (196) (55) 0 (484) 27 (2) (39) (99) (113) (79) Less: Proceeds from Sales of Fixed Assets (3) (1) 0 (1) (5) (15) (3) (10) (3) (31) 0 Free Cash Flow 20 (2) 124 213 355 34 97 45 134 310 (194) Free Cash Flow

Explanation of Other Income (Expenses) Included in our Adjusted EBITDA 1) Metal Price Lag Net of Related Hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as Metal Price Lag. We have a risk management program in place to minimize impact of this "lag". 2) Foreign Currency Remeasurement Net of Related Hedges: All non-functional currency denominated Working Capital and Debt gets remeasured every period by the period end exchange rates. This impacts our profitability. Like Metal Price Lag, we have a risk management program in place to minimize impact of such Remeasurement. 3) Purchase Accounting: Following our acquisition, the consideration and transaction costs paid by Hindalco in connection with the transaction were "pushed down" to us and were allocated to the assets acquired and the liabilities assumed. These allocations are amortized over periods, impacting our profitability. A significant portion of such amortizations pertain to ceiling contracts. 4) Can Price Ceilings: Some sales contracts contained a ceiling over which metal prices could not be contractually passed through to certain customers. This negatively impacted our margins and cash flows when the price we paid for metal was above the ceiling price contained in these contracts. These contracts expired December 31, 2009.